Exhibit 15.3

Yunji Inc.

15/F, South Building

Hipark Phase2, Xiaoshan District

Hangzhou, Zhejiang, 310000

People’s Republic of China

26 April 2023

Dear Sirs and/or Madams,

Yunji Inc.

We have acted as legal advisers as to the laws of the Cayman Islands to Yunji Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2022 (the “Annual Report”).

We hereby consent to the reference to our firm under the heading “Item 16G. Corporate Governance” in the Annual Report and further consent to the incorporation by reference of the summary of our opinion under those headings into the Company’s registration statement on Form S-8 (File No. 333-233539) that was filed on 30 August 2019.

We consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

26th Floor Central Plaza  18 Harbour Road  Wanchai  Hong Kong

Tel +852 2522 9333   Fax +852 2537 2955 maples.com

Resident Hong Kong Partners: Everton Robertson (Cayman Islands), Aisling Dwyer (British Virgin Islands)

Ann Ng (Victoria (Australia)), John Trehey (New Zealand), Matthew Roberts (Western Australia (Australia)), Terence Ho (New South Wales (Australia))

L.K. Kan (England and Wales), W.C. Pao (England and Wales), Richard Spooner (England and Wales), Sharon Yap (New Zealand), Nick Stern (England and Wales)

Juno Huang (Queensland (Australia)), Karen Pallaras (Victoria (Australia)), Joscelyne Ainley (England and Wales), Andrew Wood (England and Wales)

Non-Resident Partners: Jonathan Green (Cayman Islands), Kieran Walsh (Cayman Islands)

Cayman Islands Attorneys at Law | British Virgin Islands Solicitors | Irish Solicitors